UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2005 Report on Form 10-K filed on March 31, 2006.

B. Supplemental Information

On March 31, 2006, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”).

OVERALL

Welcome to our fourth quarter earnings conference call. During 2005, we were able to grow both EBITDA and operating income compared to our record 2004 year.

ATTENDANCE

In previous calls, I mentioned that 2005 attendance would face very difficult comparisons to 2004. First, we posted all-time attendance records in 2004 aided by the opening of our Revenge of the MummySM attraction which opened in May 2004 as well as having a full year of Shrek 4-D and Jimmy Neutron’s Nicktoon Blast, both of which opened in the first half of 2003. Also, due to changing our year-end, 2004 included 5 more days than 2005. In addition, Disney launched their 50th anniversary in 2005 which was supported by discounted multi-day tickets, increased advertising, and new product offerings. Finally, gas prices and a weak consumer sentiment led to soft attendance from outer-United States geographies.

These factors led to our attendance being down 11% compared to our record 2004. On a comparable period basis with an equal number of days, attendance was down 9% compared to 2004. These decreases were largely driven by softness in both our outer-United States and Florida markets, which were down 19% and 10%, respectively. This was partially offset by 2% growth in our international market, which was driven by strong growth in the United Kingdom of 12%.

FINANCIAL RESULTS

I am now turning to our financial results. Despite our lower attendance, improved pricing and new upselling initiatives helped us generate an 8% increase in spending per guest. Ticket spending experienced growth of more than 8% per capita, while food and merchandise spending per guest also showed increases in the mid-single digits.

We also experienced growth in our hotel ground rent. The rent calculation for the three onsite hotels is based on their achievement of certain cash flow targets. As these targets were reached for the first time in 2005, we recognized more than $5 million of additional rent. As a result, we mitigated most of the volume shortfall and Revenue was down only 2%.

In addition to our achievement of revenue growth on a per-guest basis, we also managed our cost structure. Overall, total costs and operating expenses decreased by $19 million, or 3%. This decrease occurred despite normal inflation and increased operating costs stemming from our new attractions including the Revenge of the Mummy (May 2004), our second Shrek 4-D theater (March 2005), and Fear Factor Live (May 2005). Additionally, we overcame costs associated with higher energy pricing and the expansion of our Mardi Gras event from 7 nights to 13 nights. Savings of $13 million on our bonus accruals, $3.5 million on our insurance premiums, and $2 million on our marketing efforts, contributed to our aggressive cost management program. Our ability to manage our revenue and cost areas allowed us to post almost $4 million in additional operating income, which represents growth of 3% compared to our record 2004.

Non-operating expenses consist primarily of interest. At Universal City Development Partners, Ltd. (“UCDP”), interest was favorable by almost $10 million compared to 2004 primarily due to lower interest rates obtained during our December 2004 refinancing and lower principal compared to 2004. At Holdings, interest was up $23 million due to the incremental interest on the bonds issued in December 2004.

CAPITAL AND LIQUIDITY

UCDP produced $109 million in operating cash flow, while Holdings generated $75 million. The difference in operating cash flows between the entities relates to the incremental interest on Holdings’ bonds. These cash flows include management fee payments of $74 million ($40 million current and $34 million deferred). On a consolidated Holdings basis, all deferred special fees payable to NBC Universal, Inc. have now been paid.

Cash used in investing activities consisted of $30 million in capital expenditures, offset by $6 million in proceeds from land sales and the settlement capital claims. As I have mentioned before, our capital spend can vary substantially from year to year. However, we try to spend about $50 million to $60 million each year. Since timing caused us to spend less on capital expenditures in 2005, we expect our 2006 spend to be approximately $65 million.

At the end of the year, we continued to maintain a strong liquidity position. At UCDP, the cash balance was almost $47 million, while at the Holdings level, we had cash of more than $56 million. Additionally, we had $100 million in availability under our revolver.

As of year end, we had total dividend basket availability of $73 million at UCDP.

OUTLOOK

We have aggressive plans for 2006. We have rolled out a campaign, which defines Universal Orlando as “A Better Vacation for Today’s Families”. This is supported by our “Kids Free” offer, a new website, a TV and public relations campaign, and more aggressive retail value offers. Thus far we have been pleased with our results related to the Easter holiday period.

As we look towards the first quarter of 2006, Easter is later this year. Last year Easter was March 27, while this year Easter will be April 16. This results in a high volume season period moving from the first quarter of 2005 to the second quarter of 2006. Therefore, our first quarter results that will be released in May will not be comparable to our prior year results.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: March 31, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: March 31, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: March 31, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: March 31, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer